70 Maxess Road ▪ Melville, NY  11747
631-396-5000 ▪ Fax: 631-396-3016

FOR IMMEDIATE RELEASE

NU HORIZONS ELECTRONICS CORP. REPORTS
FINANCIAL RESULTS FOR THE
THIRD QUARTER AND NINE MONTHS OF FISCAL YEAR 2010

•	14.6% increase in sequential sales
•	Return to profitability

MELVILLE, NY, January 7, 2010 -- Nu Horizons Electronics Corp. (Nasdaq/NM: NUHC), a leading distributor of active and passive electronic components, today reported financial results for the third quarter and nine months of fiscal 2010 ended November 30, 2009.

Net sales for the quarter ended November 30, 2009 were $179,446,000 as compared to $188,219,000 for the comparable period last year, a decrease of 4.7%.  Net income for the quarter was $650,000 or $0.04 per diluted share as compared to net income of $150,000 or $0.01 per diluted share for the third quarter of the prior year.  Sequentially, net sales for the quarter ended November 30, 2009 increased $22,846,000 or 14.6%, from $156,600,000 in the second quarter of fiscal 2010.

Operating income for the third quarter of fiscal 2010 was $2,356,000 as compared with an operating loss of $(377,000) in the second quarter of fiscal 2010 and $(143,000) in the prior year third quarter.  Operating income as a percentage of sales increased to 1.31% compared to an operating loss of (0.1)% in the prior year quarter.

For the nine months ended November 30, 2009, net sales decreased to $483,805,000 or 19.4% from $600,184,000 in the comparable period last year.  Net income for the nine-month period was $249,000 or $0.01 per diluted share compared to net income of $1,497,000 or $0.08 per diluted share in the prior year.  Operating income for the nine months ended November 30, 2009 was $1,324,000 compared to $4,203,000 in the comparable prior period.

Net of tax, the effect on diluted earnings per share related to professional fees associated with the ongoing SEC investigation of Vitesse Semiconductor Corp. was $0.00 and $0.03 for the three months and $0.03 and $0.11 for the nine months ended November 30, 2009 and 2008, respectively.

Arthur Nadata, Executive Chairman and Interim Chief Executive Officer of Nu Horizons stated, "This is our second consecutive quarter of growth in sales, gross profit and operating income despite the year-over-year impact of the global economic slowdown.  We continue to see a positive book-to-bill.  Our improved third quarter sales, coupled with our continued efforts to control costs, has returned the company to profitability for the quarter and year-to-date.  In the current quarter, we had sequential sales growth in all geographic areas, including North America $8,925,000 (9.5%), Asia $12,176,000 (25.8%), and Europe $1,745,000 (11.0%).  Despite our lack of visibility over the long term, our sequential quarterly growth and improved backlog provide some wind at our back, and we have become cautiously optimistic."

Nu Horizons Electronics Corp. Reports Financial Results for the Third Quarter and Nine Months of Fiscal Year 2010	Page 2

Kurt Freudenberg, Executive Vice President and Chief Financial Officer, added, "We have a strong balance sheet.  At November 30, 2009, the company had $167,390,000 in working capital, our current ratio was 3.1:1, and our ratio of bank debt to equity was .24:1."

A conference call to further discuss earnings will be held today at 4:30 pm ET.  The conference call may be accessed by dialing 1-888-510-1785 (international, dial 1-719-325-2217) and providing the passcode 5014730.  Listeners can also access the webcast live through the company's website at www.nuhorizons.com.  The webcast will be archived on the company’s website for 60 days following the call. An audio replay of the conference call will be available for seven days beginning at 7:30 p.m. Eastern time on January 7, 2010.  The audio replay dial-in number for North America is 1-888-203-1112 and 1-719-457-0820 for international callers.  The replay passcode is 5014730.  A transcript of the call will remain available on the company's website.

About Nu Horizons Electronics Corp.
Nu Horizons Electronics Corp. is a leading global distributor of advanced technology semiconductor, display, illumination, power and system solutions to a wide variety of commercial original equipment manufacturers (OEMs) and electronic manufacturing services providers (EMS). With sales facilities in 54 locations across North America, Europe and Asia and regional logistics centers throughout the globe, Nu Horizons partners with a limited number of best-in-class suppliers to provide in-depth product development, custom logistics and life-cycle support to its customers. Information on Nu Horizons and its services is available at www.nuhorizons.com.

Cautionary Statement Regarding Forward-Looking Statements
Except for historical information contained herein, the matters set forth in this news release are forward-looking statements.  When used in this press release, words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to Nu Horizons or its management, identify forward-looking statements.  Such forward-looking statements are based on the current beliefs of Nu Horizons’ management, as well as assumptions made by and information currently available to its management.  Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ from those in the forward looking-statements. Potential risks and uncertainties include such factors as the level of business and consumer spending for electronic products, the amount of sales of the Company’s products, the competitive environment within the electronics industry, the ability of the Company to continue to expand its operations, the  level of costs incurred in connection with the Company’s expansion efforts, the financial strength of the Company’s customers and suppliers and risks and costs related to the pending Vitesse-related SEC investigation.  Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.  Such statements reflect our current view with respect to the future and are subject to these and other risks, uncertainties and assumptions relating to Nu Horizons’ financial condition, results of operations, growth strategy and liquidity.  The Company does not undertake any obligation to update its forward-looking statements.

Company Contact:
Kurt Freudenberg
Executive Vice President and Chief Financial Officer
Nu Horizons Electronics Corp.
kurt.freudenberg@nuhorizons.com
631-396-5000

 (Tables Follow)

Nu Horizons Electronics Corp. Reports Financial Results for the Third Quarter and Nine Months of Fiscal Year 2010	Page 3

NU HORIZONS ELECTRONICS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	November 30, 2009	November 30, 2008	November 30, 2009	November 30, 2008

NET SALES	$179,446,000	$188,219,000	$483,805,000	$600,184,000

COSTS AND EXPENSES:
Cost of sales	154,269,000	159,709,000	415,115,000	509,904,000
Selling, general and administrative expenses	22,821,000	28,653,000	67,366,000	86,077,000
	177,090,000	188,362,000	482,481,000	595,981,000

OPERATING INCOME (LOSS)	2,356,000	(143,000)	1,324,000	4,203,000

OTHER EXPENSE (INCOME)
Interest expense	454,000	747,000	1,146,000	2,563,000
Interest income	(2,000)	(7,000)	(12,000)	(11,000)
	452,000	740,000	1,134,000	2,552,000

INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR INCOME TAXES	1,904,000	(883,000)	190,000	1,651,000

Provision (benefit) for income taxes	1,174,000	(1,127,000)	(240,000)	(151,000)

CONSOLIDATED NET INCOME	730,000	244,000	430,000	1,802,000

Net income attributable to noncontrolling interest	80,000	94,000	181,000	305,000

NET INCOME ATTRIBUTED TO SHAREHOLDERS	$650,000	$150,000	$249,000	$1,497,000

NET INCOME PER SHARE

Basic	$.04	$.01	$.01	$.08

Diluted	$.04	$.01	$.01	$.08

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	18,115,544	18,067,795	18,102,269	18,035,460
Diluted	18,189,426	18,067,795	18,162,352	18,137,584

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Nu Horizons Electronics Corp. Reports Financial Results for the Third Quarter and Nine Months of Fiscal Year 2010	Page 4

NU HORIZONS ELECTRONICS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	November 30, 2009	February 28, 2009
	(unaudited)
- ASSETS -
CURRENT ASSETS:
Cash	$11,502,000	$4,793,000
Accounts receivable – net of allowance for doubtful accounts of $3,634,000 and $3,438,000 as of November 30, 2009 and February 28, 2009, respectively	117,507,000	111,572,000
Inventories	107,768,000	107,877,000
Deferred tax asset	4,494,000	3,323,000
Prepaid expenses and other current assets	6,204,000	4,979,000

TOTAL CURRENT ASSETS	247,475,000	232,544,000

PROPERTY, PLANT AND EQUIPMENT – NET	4,655,000	4,827,000

OTHER ASSETS:
Cost in excess of net assets acquired	5,022,000	5,020,000
Intangibles – net	3,488,000	3,742,000
Other assets	2,040,000	5,222,000

TOTAL ASSETS	$262,680,000	$251,355,000

- LIABILITIES AND SHAREHOLDERS’ EQUITY -
CURRENT LIABILITIES:
Accounts payable	$63,656,000	$67,133,000
Accrued expenses	9,844,000	8,498,000
Bank debt	5,005,000	8,450,000
Income taxes payable	1,580,000	1,322,000

TOTAL CURRENT LIABILITIES	80,085,000	85,403,000

LONG TERM LIABILITIES
Bank debt	30,100,000	14,950,000
Deferred tax liability	1,902,000	1,903,000
Other long term liabilities	3,115,000	2,590,000
TOTAL LONG TERM LIABILITIES	35,117,000	19,443,000

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock, $1 par value, 1,000,000 shares authorized; none issued or outstanding	-	-
Common stock, $.0066 par value, 50,000,000 shares authorized; 18,552,092 and 18,578,946 shares issued and outstanding as of November 30, 2009 and February 28, 2009, respectively	122,000	122,000
Additional paid-in capital	57,163,000	56,386,000
Retained earnings	87,635,000	87,386,000
Other accumulated comprehensive (loss) income	(19,000)	83,000
Total Shareholders’ Equity	144,901,000	143,977,000
Noncontrolling interest	2,577,000	2,532,000
TOTAL EQUITY	147,478,000	146,509,000

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$262,680,000	$251,355,000

Nu Horizons Electronics Corp. Reports Financial Results for the Third Quarter and Nine Months of Fiscal Year 2010	Page 5

EXHIBIT A

Quarterly Analysis of Sales
($ in Thousands)

	FY 2010
		% of		% of		% of		% of
	YTD	Total	Q3	Total	Q2	Total	Q1	Total
Sales by Geographic Area:
North America	$279,794	57.8%	$102,521	57.1%	$93,596	59.8%	$83,677	56.6%
Asia	151,778	31.4%	59,377	33.1%	47,201	30.1%	45,200	30.6%
Europe	52,233	10.8%	17,548	9.8%	15,803	10.1%	18,882	12.8%
	$483,805	100.0%	$179,446	100.0%	$156,600	100.0%	$147,759	100.0%

	FY 2009
		% of		% of		% of		% of
	YTD	Total	Q3	Total	Q2	Total	Q1	Total
Sales by Geographic Area:
North America	$388,097	64.7%	$118,813	63.1%	$138,927	65.6%	$130,357	65.1%
Asia	163,308	27.2%	53,976	28.7%	56,385	26.6%	52,947	26.5%
Europe	48,779	8.1%	15,430	8.2%	16,501	7.8%	16,848	8.4%
	$600,184	100.0%	$188,219	100.0%	$211,813	100.0%	$200,152	100.0%